ARTICLES OF INCORPORATION
                                OF
                     RAIKE FINANCIAL GROUP, INC.



                               I.
                        CORPORATE NAME

The name of the corporation is:

                   RAIKE FINANCIAL GROUP, INC.


                               II.
                        AUTHORIZED SHARES

     The corporation shall have authority to issue not more than 1,000 shares of common stock, which shall have unlimited voting rights and be entitled to receive the net assets of the corporation upon dissolution.

                               III.
       INITIAL REGISTERED OFFICE;  AGENT;  PRINCIPAL OFFICE

      The street address and county of the initial registered office of the corporation, is One Peachtree Center, Suite 5300, 303 Peachtree Street, N.E., City of Atlanta, Fulton County, Georgia, 30308. The initial registered agent at such office shall be Stephen L. Camp. The initial principal office of the corporation is 150 Interstate Parkway, Suite 200, Atlanta, Georgia 30339.

                               IV.
                          INCORPORATOR

      The name and address of the incorporator are as follows:


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                      Stephen L. Camp, Esq.
                  C/O Long, Aldridge & Norman
                      One Peachtree Center
                          Suite 5300
                    303 Peachtree Street, N.E.
                      Atlanta, GA  30308


                               V.
                       INITIAL DIRECTORS

      The initial board of directors of the corporation shall consist of three (3) members, whose names and addresses are as follows:

           William J. Raike          150 Interstate Parkway
                                     Suite 220
                                     Atlanta, Georgia 30339

           William D. Bertsche       150 Interstate Parkway
                                     Suite 220
                                     Atlanta, Georgia 30339

           Morris L. Brunson         150 Interstate Parkway
                                     Suite 220
                                     Atlanta, Georgia 30339

                               VI.
              LIMITATIONS ON DIRECTOR LIABILITY

      No director of the Corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law;
(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director received an improper personal benefit. If the Georgia Business Corporation Code is amended after the effective date


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of this Article to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                VII.
                      ACTION WITHOUT MEETING

      In addition to and not in limitation of any other provisions of the Georgia Business Corporation Code and the bylaws of the corporation, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting of the shareholders if the action is evidenced by one or more written consents describing the action taken, signed by the shareholders who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Except that action with respect to any election of a director as to which shareholders can be entitled to cumulative voting may be taken without a meeting only by written consent of all shareholders entitled to vote on the action. No written consent signed under the provision shall be valid unless the consenting shareholder has been furnished the same material that, under the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, or it contains an express waiver of the rights to receive such material.


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                             VIII.
                 INDEMNIFICATION OF DIRECTORS

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative including any proceeding brought by or in the right of the corporation (hereinafter a "proceeding"), by reason of the fact he or she, or a person of whom he or she is a legal representative, is or was a director, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Georgia Business Corporation Code, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Georgia Business Corporation Code permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such director in connection with any such proceeding. Such indemnification shall continue as to a director who has ceased to be a director and shall inure to the benefit of the director's heirs, executors and administrators. Except with respect to proceedings to enforce rights to indemnification by a director, the corporation shall indemnify any such director in connection with a proceeding (or part thereof) initiated by such director only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

      The corporation shall pay for or reimburse the actual and reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation: (i) a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Georgia Business Corporation Code Section 14-2-851(a); and (ii) a written undertaking, executed personally or on his


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or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification for such expenses under this Article or otherwise. The undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to director's financial ability to make repayment.

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation as of the 7th day of March, 1995.



                                        ___/s/Stephen L. Camp________
					Stephen L. Camp, Incorporator


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                        ARTICLES OF AMENDMENT
                                 OF
                     RAIKE FINANCIAL GROUP, INC.


      Pursuant to O.C.G.A. Code Section 14-2-1006 of the Georgia
Business Corporation Code, Raike Financial Group, Inc., a Georgia corporation, hereby submits the following Articles of Amendment:


                                 1.

      The name of the corporation is Raike Financial Group, Inc. (the "Corporation") and the charter number of the Corporation is 9508218.

                                 2.

      Article II of the Articles of Incorporation is hereby amended (the "Amendment") to read as follows:

            The corporation shall have the authority to Issue not more than 20,000,000 share of Common stock, which shall have unlimited
            Voting rights and be entitled to receive the Net assets of the corporation upon dissolu-tion. The Corporation may issue rights, options, and warrants with respect to the stock of the Corporation, and the Board of Directors shall determine the terms and Conditions upon which the rights, options, Or warrants are issued.

                                 3.

      The Amendment was duly adopted on the 8th day of January, 1998.

                                 4.

      The foregoing Amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of O.C.G.A. Code
Section 14-2-1003 of the Georgia Business Corporation Code.



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      IN WITNESS WHEREOF, Raike Financial Group, Inc. has caused these
Articles of Amendment to be executed by its duly authorized officers on the 8th day of January, 1998.

                                       RAIKE FINANCIAL GROUP, INC.



                                       By:__/s/William J. Raike______
					  William J. Raike, President




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